EXHIBIT 3.1(B)
--------------

EAGLE SUPPLY GROUP, INC.
FORM 8-K
DECEMBER 13, 2002



                         DELAWARE                         PAGE 1
                         --------
                     The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY

OF THE CERTIFICATE OF AMENDMENT OF "EAGLE SUPPLY GROUP, INC.", FILED

IN THIS OFFICE ON THE SIXTEENTH DAY OF DECEMBER, A.D. 2002, AT

4:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS.
















          [SEAL]           /s/Harriet Smith Windsor
                           -----------------------------------------
                           Harriet Smith Windsor, Secretary of State



2617973 8100                                AUTHENTICATION:  2151828

020775030                                            DATE:  12-17-02


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                                                  STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                             FILED 04:30 PM  12/16/2002
                                                  020775030 - 2617973

                      CERTIFICATE OF AMENDMENT

                               OF THE

                    CERTIFICATE OF INCORPORATION

                                 OF

                      EAGLE SUPPLY GROUP, INC.


	Eagle Supply Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

	FIRST: That the Board of Directors of the Corporation, pursuant to a meeting of the Board of Directors of the Corporation held pursuant to Section 141 of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring advisable the following amendments to the Corporation's Certificate of
Incorporation:

	RESOLVED, that the Certificate of Incorporation of Eagle Supply Group, Inc. be amended by deleting Article "4" thereof in its entirety and substituting, in lieu thereof, the following:

           4(a)    The total number of shares of capital stock
           of all classes which the Corporation shall have the authority to issue is Fifty Million (50,000,000), consisting of (i) Forty Million (40,000,000) shares of common stock having a par value per share of $0.0001, and (ii) Ten Million (10,000,000) shares of preferred stock having a par value per share of $0.0001 ("Preferred
           Stock"). Of the 40,000,000 shares of common stock which the Corporation is authorized to issue:

                (i)     Thirty Million (30,000,000) shares
                        will be designated "Common Stock," and

                (ii)    Ten Million (10,000,000) shares will
                        be designated "Class A Non-Voting Common
                        Stock."


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           (b)     The powers, preferences and rights, and the
           qualifications, limitations and restrictions of the Corporation's Common Stock, Class A Non-
           Voting Common Stock, and Preferred Stock are as follows:

                (i)     Holders of the Corporation's Common
                        Stock and Class A Non-Voting Common Stock, together as a single class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders; and holders of the Corporation's Class A Non-Voting Common Stock shall have no right to vote on any matter to be voted on by the Corporation's stockholders except to the extent otherwise required by the Delaware General Corporation Law.

                (ii)    The shares of Preferred Stock may be
                        issued in series, and shall have the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuance of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereinafter permitted by the laws of the State of Delaware.

	BE IT FURTHER RESOLVED, that the Certificate of Incorporation of Eagle Supply Group, Inc. be amended by adding Article "12" thereto, as follows:

                12.     The Board of Directors shall be
                        divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the terms of office of one class expiring each year. At the annual meeting of stockholders in December 2002, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual


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                        meeting, directors of the second class
                        shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors of each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancies in the Board of Directors shall be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation, this Article 12 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock of the Corporation entitled to vote at a stockholder's meeting duly called for such purpose.

	SECOND: That the Stockholders of the Corporation have approved such amendments pursuant to a majority vote of the Stockholders entitled to vote thereon at the annual meeting of Stockholders held pursuant to Section 211 of the General Corporation Law of the State of Delaware.

	THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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	IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Douglas P. Fields, its Chief Executive Officer and attested by Frederick M. Friedman, its Secretary, this 13th day of December 2002.

                                  EAGLE SUPPLY GROUP, INC.



                                  By: /s/Douglas P. Fields
                                     ---------------------------------
                                     Douglas P. Fields
                                     Chief Executive Officer

ATTEST:



By: /s/Frederick M. Friedman
   -----------------------------
   Frederick M. Friedman
   Secretary



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